Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF April 13, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH

C.	Foreign Subcustodians:
Country	Foreign Subcustodian	Eligible Securities Depositories
Australia	HSBC Bank Australia Limited	ASX Settlement and Transfer Corporation (ASTC) Austraclear
Austria	Unicredit Bank Austria AG	Oesterreichische Kontrollbank AG/Austria (OeKB)
Bahrain	HSBC Bank Middle East Limited, Bahrain Branch	Central Bank of Bahrain Central Depository System (CDS)
Bangladesh	Standard Chartered Bank, Bangladesh Branch	Central Depository Bangladesh Limited (CDBL)
Belgium	ING Bank Belgium, S.A.	Euroclear Belgium Banque Nationale de Belgique (National Bank of Belgium, BNB)
Bermuda	Bank of Bermuda HSBC	Bermuda Securities Depository (BSD)
Botswana	Stanbic Bank Botswa N/A Ltd	Bank of Botswana Central Securities Depository Company of Botswana Ltd. (CSDB)
Brazil	Citibank N.A., São Paulo	Central de Custodia e Liquidacao Financeira de Titulos (CETIP) Companhia Brasileira de Liquidacao e Custodia (CBLC) Sistema Especial de Liquidacao e Custodia (SELIC)
Bulgaria	ING Bank, N.V., Sofia Branch	Bulgarian National Bank (BNB) Central Security Depository (CDAD)
Canada	RBC Dexia Investor Services Trust (RBC Dexia)	Canadian Depository for Securities Limited (CDS)
Chile	Banco de Chile	Deposito Central de Valores (DCV)
China	Standard Chartered Bank (China) Limited	China Securities Depository and Clearing Company Limited (CSDCC) - Shanghai Branch China Securities Depository and Clearing Company Limited (CSDCC)-Shenzhen Branch
Colombia	Cititrust Colombia, S.A. Sociedad Fiduciaria	Deposito Central de Valores (DCV) Deposito Centralizado de Valores de Colombia (DECEVAL)
Cyprus	BNP Paribas Securities Services, Athens Branch	Cyprus Central Depository and Central Registry (CDCR)
Czech Republic	Citibank Europe plc	Czech National Bank (CNB) Stedisko Cennych Papiru (SCP)
Denmark	Danske Bank A/S	Vaerdipapircentralen (Danish Securities Centre, VP)
Egypt	Citibank, N.A., Cairo Branch	Central Bank of Egypt (CBE) Misr for Clearing, Depository & Central Registry (MCDR)
Estonia	AS Hansapank (Nordea Bank Findland PLC)	Eesti Vaartpaberite Keskdepositoorium (Estonian Central Depository for Securities Ltd., ECDS)
Finland	Nordea Bank Finland Plc	Suomen Arvopaperikeskus Oy (APK)
France	BNP Paribas Securities Services S.A., Paris Branch	Euroclear France
Germany	Deutsche Bank AG, Frankfurt	Clearstream Banking Frankfurt (CBF)
Ghana	Barclays Bank of Ghana Ltd.	Bank of Ghana (BoG) GSE Securities Depository Company Ltd.
Greece	HSBC Bank Plc, Athens Branch	Apotherion Titlon A.E. (CSD) Bank of Greece (BoG)
Hong Kong	Hongkong & Shanghai Banking Corporation (HSBC)	Central Money Market Unit (CMU) Hong Kong Securities Clearing Company (HKSCC)
Hungary	UniCredit Bank Hungary ZRT	Kozponti Elszamolohaz es Ertektar (Budapest) Zrt. - KELER
India	Citibank, N.A., Mumbai Branch	Central Depository Services Limited (CDSL) National Securities Depository Limited (NSDL) Reserve Bank of India (RBI)
Hongkong & Shanghai Banking Corporation (HSBC), India Branch
Indonesia	Citibank, N.A., Jakarta Branch	Bank Indonesia (BI) PT Kustodian Sentral Efek Indonesia (KSEI)
Ireland	Governor and Company of the Bank of Ireland	Euroclear UK & Ireland Ltd (EUI)
Israel	Bank Hapoalim BM	Tel Aviv Stock Exchange Clearing House (TASECH)
Italy	BNP Paribas Securities Services, Milan Branch	Monte Titoli SpA
Japan	Bank of Tokyo-Mitsubishi UFJ Ltd	Bank of Japan (BoJ) Japan Securities Depository Center (JASDEC)
Jordan	HSBC Bank Middle East Limited, Jordan Branch	Jordan Securities Depository Center (SDC)
Kenya	CfC Stanbic Bank Ltd	Central Bank of Kenya (CBK) Central Depository & Settlement Corporation Limited (CDSC)
Lebanon	HSBC Bank Middle East Limited, Lebanon Branch	Banque du Liban (Central Bank of Lebanon (CBL)) Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East/Lebanon (Midclear)
Luxembourg	Kredietbank Luxembourg	Clearstream International, Luxembourg (CBL)
Malaysia	HSBC Bank Malaysia Berhad	Bursa Malaysia Depository Sdn Bhd (BMDep) Bank Negara Malaysia (BNM)
Mauritius	Hongkong & Shanghai Banking Corporation (HSBC), Mauritius Branch	Bank of Mauritius (BOM) Central Depository & Settlement Company Limited (CDS)
Mexico	Banco Nacional de Mexico, S.A. (Banamex)	Indeval
Morocco	Citibank Maghreb	Maroclear
Namibia	Standard Bank Namibia Limited	Bank of Namibia
Netherlands	Fortis Bank (Nederland) NV	Euroclear Nederland
New Zealand	Hongkong & Shanghai Banking Corporation (HSBC), New Zealand Branch	New Zealand Central Securities Depository (NZCSD)
Norway	DNB Bank Nor ASA	Verdipapirsentralen / The Norwegian Central Securities Depository
Oman	HSBC Bank Middle East Limited, Oman Branch	Muscat Depository & Securities Registration Company SAOC (MDSRC)
Pakistan	Standard Chartered Bank (Pakistan) Limited	The Central Depository Company Ltd. (CDC) State Bank of Pakistan (SBP)
Panama	HSBC Bank (Panama) S.A.	Central Latinoamericana de Valores, S.A. [LatinClear]
Peru	Citibank del Peru S.A.	Institución de Compensación y Liquidación de Valores S.A. [CAVALI ICLV S.A.]
Philippines	Hongkong & Shanghai Banking Corporation (HSBC), Philippine Branch	Philippine Depository and Trust Corporation (PDTC) Register of Scripless Securities (RoSS)
Poland	Bank Handlowy w Warszawie SA	Central Register for Treasury Bills (CRTB) National Depository for Securities (NDS)
Bank Polska Kasa Opieki SA
Portugal	BNP Paribas Securities Services S.A., Paris Branch	Central de Valores Mobiliarios e Sistema de Liquidação e Compensação - Interbolsa/Portugal (Interbolsa)
Romania	ING Bank N.V., Bucharest Branch	Depozitarul Central S.A. (Central Securities Depository, CSD) National Bank of Romania (NBR)
Russia	ZAO KB Citibank	Depository Clearing Company (DCC) National Depository Center (NDC) Vneshtorgbank (Bank for Foreign Trade of the Russian Federation, VTB)
Singapore	Hongkong & Shanghai Banking Corporation (HSBC), Singapore Branch	Central Depository Pte. Ltd. (CDP) Monetary Authority of Singapore (MAS)
Slovakia	ING Bank NV, Bratislava Branch	Centralny Depozitar Cennych Papierov a.s. (CSD) National Bank of Slovakia (NBS)
Slovenia	UniCredit Banka Slovenija d.d.	Centralna Klirinsko Depotna Druzba d.d. (KDD)
South Africa	Standard Bank of South Africa Limited	Share Transactions Totally Electronic (STRATE)
South Korea	Citibank Korea Inc.	Korea Securities Depository (KSD)
Spain	Société Générale Sucursal en España S.A.	Iberclear (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal)
Sri Lanka	Hongkong & Shanghai Banking Corporation (HSBC), Sri Lanka Branch	Central Depository System (CDS)
Swaziland	Standard Bank Swaziland	No Central Depository
Sweden	Skandinaviska Enskilda Banken AB (publ)	Swedish Central Securities Depository and Clearing Organization (VPC)
Switzerland	UBS AG	SegaIntersettle AG (SIS)
Taiwan	Standard Chartered Bank (Taiwan) Ltd.	Taiwan Depository & Clearing Corporation (TDCC)
Thailand	Hongkong & Shanghai Banking Corporation (HSBC), Thailand Branch	Thailand Securities Depository (TSD)
Transnational	Brown Brothers Harriman & Co.	Clearstream International, Luxembourg (CBL) Euroclear Bank S.A./N.V.
Turkey	Citibank Anonim Sirkiti	Central Bank of Turkey (CBT) Central Registry Agency (CRA)
United Arab Emirates (ADX, DFM and NASDAQ Dubai)	HSBC Bank Middle East Limited (DIFC) branch	Abu Dhabi Exchange (ADX) Clearing Depository and Settlement System (CDS) Dubai Financial Market (DFM) Clearing Depository and Settlement System (CDS) NASDAQ Dubai CSD
United Kingdom	HSBC Bank Plc	Central Moneymarkets Office (CMO) Depository and Clearing Centre Euroclear UK and Ireland Ltd.
Uruguay	BankBoston	Banco Central del Uruguay (Central Bank of Uruguay)
Venezuela	Citibank, N.A., Caracas Branch	Caja Venezolana de Valores CA (CVV) Central Bank of Venezuela
Zambia	Stanbic Bank Zambia Ltd.	Bank of Zambia (BoZ) Lusaka Stock Exchange Central Shares Depository Ltd. (LuSE)
Zimbabwe	Stanbic Bank Zimbabwe Limited	No Central Depository

Each of the Investment Companies Listed

on Appendix "A" Attached Hereto, on

Behalf of Each of Their Respective Portfolios

By:/s/Paul Murphy

Name: Paul Murphy

Title: Asst. Treasurer

Brown Brothers Harriman & Company

By:/s/Patricia R. Fallon

Name:Patricia R. Fallon

Title:Managing Director